Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-193141) of Plains GP Holdings, L.P. of our report dated March 12, 2014 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 12, 2014